Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-43592 of C-COR Incorporated on Form S-8 of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of C-COR Network Services 401(k) Plan for the year ended December 31, 2006.

/S/ Parente Randolph, LLC
Wilkes-Barre, Pennsylvania
June 22, 2007